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                                                                    EXHIBIT 23.1


The Board of Directors
Doane Products Company:

We consent to incorporation by reference in the registration statements (No. 33-98110 on Form S-3 and No. 333-43643 on Form S-4) of Doane Products Company of our report dated February 13, 1998, relating to the consolidated balance sheets of Doane Products Company-Successor as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows of Doane Products Company-Successor for the years ended December 31, 1997 and 1996 and for the three month period ended December 31, 1995 and the consolidated statements of income, stockholders' equity and cash flows of Doane Products Company-Predecessor for the nine months ended September 30, 1995, which report appears in the March 27, 1998, annual report on Form 10-K of Doane Products Company and subsidiary.

                                             /s/ KPMG PEAT MARWICK LLP

                                             KPMG Peat Marwick LLP


Houston, Texas
March 27, 1998